UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]
 Filed by a Party other than the Registrant [  ]
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

(Name of Registrant as Specified in Its Chart

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE VOTE NOW!

IMPORTANT NOTICE FOR SHAREHOLDERS OF

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES FURTHER MAILINGS
 AND PHONE CALLS

Dear Shareholder,

Time is running short and the Annual Shareholder Meeting is rapidly approaching. You recently received proxy materials relating to the proposals to be voted on at Annual Meeting of Shareholders for Firsthand Technology Value Fund (“the Company”), which will be held at the Hilton San Jose Hotel, 300 Almaden Blvd., San Jose, California, 95110, on Tuesday, May 23, 2017, at 2:00 p.m. (Pacific Time). You are receiving this REMINDER notice because you held shares of the Company on the record date and we have not received your vote. Please help us avoid phone calls, costs, and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the Company believes that Proposals 1 and 2 are in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” the approval of each of those proposals. The Board of Directors believes that Proposal 3, a non-binding stockholder proposal requesting the Board to take action to replace the current investment advisor of the Company, is not in the best interest of the shareholders and unanimously recommends that you vote “AGAINST” Proposal 3.

It is important that you vote, no matter how large or small your holdings may be. We urge you to vote by using one of the following options:

1.	Vote Online - by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions; or

2.	Vote by Touch-Tone Phone - by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions; or

3.	Vote By Mail - by completing and returning your executed proxy card or voting instruction form in the postage-paid envelope provided.

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitation calls. Please exercise your shareholder rights and vote today.

If you have any questions about the proposals, please call Georgeson LLC, the Company’s proxy solicitor, toll-free at (866) 431-2108.

If you have already voted, please disregard this notice.

Thank you for voting!